Exhibit 10.5

RESTRICTED SHARES AWARD AGREEMENT

This Restricted Shares Award Agreement (this “Agreement”) is made and entered into as of _______________ (the “Grant Date”) by and between Ticketplus Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), and ______________ (the “Grantee”).

WHEREAS, the Company has adopted the Ticketplus Ltd. 2026 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Shares may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Shares provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Shares. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Shares Award consisting of, in the aggregate, _________ Ordinary Shares of the Company (the “Restricted Shares”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Restricted Shares is made in consideration of the services to be rendered by the Grantee to the Company or any Affiliate.

3. Restricted Period; Vesting.

3.1. Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, and further provided that any additional conditions and performance goals have been satisfied, the Restricted Shares will vest in accordance with the following schedule:

Vesting Date	Ordinary Shares

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

The period over which the Restricted Shares vest is referred to as the “Restricted Period”.

3.2. The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Shares have vested other than death or retirement (in the case of a Director), or termination of the Grantee’s Continuous Service is terminated by the Company or an Affiliate for Disability, the Grantee’s unvested Restricted Shares shall be surrendered for nil consideration upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement. For the purposes of this Agreement, any member of the Board shall be and is hereby irrevocably appointed to be the lawful attorney of the Grantee with full power and authority to implement any surrender of Restricted Shares for nil consideration and to execute all documents to effect and legally complete any such surrender of Restricted Shares for nil consideration.

3.3. The foregoing vesting schedule notwithstanding, in the event of the Grantee’s death or if the Grantee’s Continuous Service is terminated by the Company or an Affiliate for Disability, 100% of the unvested Restricted Shares shall vest as of the date of such termination.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Shares or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Shares will be immediately surrendered for nil consideration by the Grantee (and the Company may invoke the power of attorney granted in Clause 3.2 of this Agreement for such purposes) and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5. Rights as Shareholder; Dividends.

5.1. The Grantee shall be the record owner of the Restricted Shares until the Ordinary Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Shares with respect to which they were paid.

5.2. The Company may (i) enter the name of the Grantee in the Company’s register of members and issue share certificates or (ii) evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent, registered office service provider, secretary, or other appropriate means as determined by the Company. Physical possession or custody of any share certificates that are issued may be retained by the Company until such time as the Restricted Shares vest.

5.3. If the Grantee surrenders any Restricted Shares for nil consideration in accordance with this Agreement, the Grantee shall, on the date of such surrender, no longer have any rights as a shareholder with respect to such Restricted Shares and shall no longer be entitled to vote or receive dividends or other distributions on such shares.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any employment rights or any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

7. Adjustments. If any change is made to the outstanding Ordinary Shares or the capital structure of the Company, if required, the Ordinary Shares shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

8. Tax Liability and Withholding.

8.1. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any Cayman Islands or U.S. federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Shares; provided, however, that no Ordinary Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Ordinary Shares.

8.2. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10. Compliance with Law. The issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Grantee with the amended and restated memorandum and articles of association of the Company, all applicable requirements of Cayman Islands and U.S. federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Ordinary Shares may be listed. No Ordinary Shares shall be issued or transferred unless and until any then applicable requirements of the amended and restated memorandum and articles of association of the Company, Cayman Islands and U.S. state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Ordinary Shares with the United States Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any applicable Cayman Islands or federal or state securities laws or any stock exchange on which the Ordinary Shares are then listed or quoted.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s registered office. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the Cayman Islands without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15. Restricted Shares Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s board of Directors. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

20. No Impact on Other Benefits. The value of the Grantee’s Restricted Shares is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Grantee Undertaking. The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Shares or disposition of the shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Ticketplus ltd.

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address:

Tax ID or SSN: